Exhibit 3.1

EXECUTION VERSION

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

UPJOHN INC.

Upjohn Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1. The name of the Corporation is Upjohn Inc. The Corporation was originally incorporated under the name Ignition Inc. pursuant to the original Certificate of Incorporation of the Corporation (the “Original Certificate of Incorporation”), filed with the office of the Secretary of State of the State of Delaware on February 14, 2019;

2. This Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) was duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) and by the sole stockholder of the Corporation, in accordance with Sections 228, 242 and 245 of the DGCL; and

3. This Amended and Restated Certificate of Incorporation restates and amends the Original Certificate of Incorporation of the Corporation to read in its entirety as follows:

ARTICLE I

NAME OF CORPORATION

The name of the Corporation is Upjohn Inc.

ARTICLE II

REGISTERED OFFICE; REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, 19801. The name of its registered agent at that address is The Corporation Trust Company. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

ARTICLE IV

STOCK

SECTION 4.01. Authorized Stock. The total number of shares of stock that the Corporation shall have authority to issue is a 3,300,000,000 shares, consisting of (i) 3,000,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), and (ii) 300,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).

SECTION 4.02. Common Stock. Except as may otherwise be provided in this Certificate of Incorporation, in a Preferred Stock Designation (as hereinafter defined), or as required by law, the holders of outstanding shares of Common Stock shall have the right to vote on all matters on which stockholders are entitled to vote to the exclusion of all other stockholders. Each holder of record of Common Stock shall be entitled to one vote for each share of Common Stock standing in the name of such stockholder on the books of the Corporation.

SECTION 4.03. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors (or any committee to which it may duly delegate the authority granted in this Article IV) is hereby empowered to authorize the issuance from time to time of shares of Preferred Stock in one or more series, for such consideration and for such corporate purposes as the Board of Directors (or such committee thereof) may from time to time determine, and, by filing a certificate (a “Preferred Stock Designation”) pursuant to applicable law of the State of Delaware as it presently exists or may hereafter be amended, to establish from time to time for each such series the number of shares to be included in each such series and to fix the designations, powers, rights and preferences of the shares of each such series, and the qualifications, limitations and restrictions thereof to the fullest extent now or hereafter permitted by this Certificate of Incorporation and the laws of the State of Delaware, including, without limitation, voting rights (if any), dividend rights, dissolution rights, conversion rights, exchange rights and redemption rights thereof, as shall be stated and expressed in a resolution or resolutions adopted by the Board of Directors (or such committee thereof) providing for the issuance of such series of Preferred Stock. Each series of Preferred Stock shall be distinctly designated. The authority of the Board of Directors, with respect to each series of Preferred Stock, shall include, but not be limited to, determination of the following:

(a) the designation of the series, which may be by distinguishing number, letter or title;

(b) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

(c) the amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

(d) the dates at which dividends, if any, shall be payable;

(e) the redemption rights and price or prices, if any, for shares of the series and the times, form of payment and other terms and conditions of any such redemption;

(f) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

(g) the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(h) whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(i) restrictions on the issuance and re-issuance of shares of the same series or of any other class or series; and

(j) the voting rights, if any, of the holders of shares of the series.

SECTION 4.04. No Cumulative Voting. No stockholder shall be entitled to exercise any right of cumulative voting.

ARTICLE V

TERM

The term of existence of the Corporation shall be perpetual.

ARTICLE VI

BOARD OF DIRECTORS

SECTION 6.01. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities by this Certificate of Incorporation or the bylaws of the Corporation (as they may be amended from time to time, the “Bylaws”) expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by this Certificate of Incorporation or by the Bylaws required to be exercised or done by the stockholders.

SECTION 6.02. Number of Directors. Except as otherwise fixed pursuant to the terms of any outstanding series of Preferred Stock, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the total number of directors that the Corporation would have if all vacancies or unfilled directorships were filled (the “Whole Board”).

SECTION 6.03. Classes of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the directors shall be divided, with respect to the time for which they severally hold office, into three classes (designated as Class I, Class II and Class III), as nearly equal in number as is reasonably possible, with the first term of office of the Class I directors to expire at the 2021 annual meeting of stockholders, the first term of office of the Class II directors to expire at the 2022 annual meeting of stockholders and the first term of office of the Class III directors to expire at the 2023 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At the 2021 annual meeting of stockholders, the Class I directors shall be elected for a term of office to expire at the 2023 annual meeting of stockholders. At the 2022 annual meeting of stockholders, the Class II directors shall be elected for a term of office to expire at the 2023 annual meeting of stockholders. Commencing with the 2023 annual meeting of stockholders and at all subsequent annual meetings of stockholders, the Board of Directors will no longer be classified under Section 141(d) of the DGCL and all directors shall be elected for a term of office to expire at the next succeeding annual meeting of stockholders. The initial assignment of directors to each such class shall be made by the Board of Directors. If the number of directors is changed, any increase or decrease shall be apportioned by the Board of Directors among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class or from the removal from office, death, disability, resignation or disqualification of a director or other cause shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors have the effect of removing or shortening the term of any incumbent director. If authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy or unfilled directorship on the Board of Directors, regardless of how such vacancy or unfilled directorship shall have been created.

SECTION 6.04. Vacancies and Newly Created Directorships. Subject to applicable law and the rights of the holders of any one or more series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or any other reason, shall be filled solely by the Board of Directors, acting by not less than a majority of the directors then in office, although less than a quorum, and in the event that there is only one director remaining in office, by such sole remaining director. Any director appointed to fill a vacancy or unfilled directorship on the Board of Directors will be appointed for a term expiring at the annual meeting of stockholders at which the term of office of the class for which such director has been appointed expires, and until his or her successor has been duly elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

SECTION 6.05. Removal. Subject to the rights of holders of any outstanding series of Preferred Stock with respect to the removal of directors, any or all director(s) of the Corporation may be removed from office at any time by the stockholders, (i) until the 2023 annual meeting of stockholders or such other time as the Board of Directors is no longer classified under Section 141(d) of the DGCL, only for cause by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of all classes of capital stock entitled to vote in the election of directors, voting together as a single class (the “Voting Stock”) and (ii) from and including the 2023 annual meeting of stockholders or such other time, with or without cause, by the affirmative vote of the holders of a majority of the Voting Stock.

SECTION 6.06. Elections of Directors. Elections of directors need not be by written ballot unless the Bylaws shall so provide.

ARTICLE VII

STOCKHOLDER ACTIONS

Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation may be effected by the written consent of the stockholders of the Corporation in lieu of a duly called annual or special meeting of stockholders of the Corporation; provided that such written consent is unanimously granted by the holders of one-hundred percent (100%) of the voting power of the outstanding shares of all classes of capital stock that would be entitled to vote on such action at a duly called annual meeting or special meeting of stockholders of the Corporation, voting as a single class.

ARTICLE VIII

AMENDMENTS TO BYLAWS

SECTION 8.01. Board of Directors. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to adopt, amend, alter and repeal the Bylaws, subject to the power of the stockholders of the Corporation to alter or repeal the Bylaws under applicable law as it presently exists or may hereafter be amended. Any such adoption, amendment, alteration or repeal of any Bylaw shall require approval by a majority of the Whole Board.

SECTION 8.02. Stockholders. The stockholders of the Corporation shall also have power to adopt, amend, alter and repeal the Bylaws at any special meeting of the stockholders of the Corporation if duly called for that purpose (provided that in the notice of such special meeting, notice of such purpose shall be given), or at any annual meeting, by the affirmative vote of the holders of a majority of the Voting Stock.

ARTICLE IX

DIRECTOR LIABILITY; INDEMNIFICATION

SECTION 9.01. Director Liability. To the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable either to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment or modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal. If the DGCL hereafter is amended to further eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended DGCL. Any repeal or modification of this Article IX shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

SECTION 9.02. Indemnification; Non-Exclusivity of Rights. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, any person who was or is made or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was (whether or not such person continues to serve in such capacity at the time any indemnification or advancement of expenses pursuant hereto is sought or at the time any Proceeding relating thereto exists or is brought), a director or officer of the Corporation or by reason of the fact that such person, at the request of the

Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity (a “Covered Person”). The Corporation shall pay the expenses (including attorneys’ fees) incurred by any Covered Person in defending any Proceeding in advance of its final disposition, except where such Covered Person pleads guilty or nolo contendere in a criminal proceeding (excluding traffic violations and other minor offenses); provided, however, that the payment of such expenses shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Section 2 of Article IX. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Section 2 of Article IX to Covered Persons. The rights to indemnification and to the advancement of expenses conferred in this Section 2 of Article IX shall not be exclusive of any other right that any person may have or hereafter acquire under this Certificate of Incorporation, the Bylaws of the Corporation or any statute, agreement, vote of stockholders or disinterested directors or otherwise. Any repeal or modification of this Section 2 of Article IX shall not adversely affect any rights to indemnification and to the advancement of expenses of a Covered Person or employee or agent of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE X

FORUM AND VENUE

Unless the Corporation (through approval of the Board of Directors) consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, creditors or other constituents; (iii) any action or proceeding asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of the DGCL or this Certificate of Incorporation or the Bylaws (as either may be amended from time to time); (iv) any action or proceeding asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine or (v) any action or proceeding as to which the DGCL (as it may be amended from time to time) confers jurisdiction on the Court of Chancery of the State of Delaware; provided that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state court sitting in the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware). Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the personal jurisdiction of the state and federal courts located within the State of Delaware. If any provision or provisions of this Article X shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions of this Article X shall not in any way be affected or impaired thereby.

ARTICLE XI

AMENDMENTS

In furtherance and not in limitation of the powers conferred by the DGCL, as the same exists or may hereafter be amended, subject to any limitations contained elsewhere in this Certificate of Incorporation, the Corporation may from time to time adopt, alter, amend or repeal any provision of this Certificate of Incorporation (including any rights, preferences or other designations of Preferred Stock).

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Incorporation to be executed on its behalf on this 13th day of November 2020.

UPJOHN, INC.

By:	/s/ Sanjeev Narula
Name: Title:	Sanjeev Narula Authorized Officer

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